EXHIBIT 10.11

AMENDED AND RESTATED
FINANCIAL ADVISOR AGREEMENT

This Amended and Restated Financial Advisor Agreement (the Agreement") is made as of May 15, 2013, effective as of November 28, 2012, by and among Panache Beverages, Inc., a Florida corporation (the "Company"), and Consilium Investment Management, LLC, a Florida limited liability company ("Consilium").

RECITALS:

WHEREAS, Consilium, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, investment, acquisitions and other matters relating to the business of the Company; and

WHEREAS, the Company desires to avail itself of the expertise of Consilium in the aforesaid areas, in which it acknowledges the expertise of Consilium.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

1. APPOINTMENT.

The Company hereby appoints Consilium to render the advisory and consulting services described in Section 2 hereof for the term of this Agreement.

2. SERVICES.

During the term of this Agreement, Consilium shall render to the Company, by and through such of Consilium's officers, employees, agents, representatives and affiliates as Consilium, in its sole discretion, shall designate, in cooperation with the Chief Executive Officer of Panache, from time to time, advisory, consulting and other services (the "Oversight Services") in relation to the operations of the Company, strategic planning, and financial oversight and including, without limitation, advisory and consulting services in relation to the selection, retention and supervision of independent auditors, the selection, retention and supervision of outside legal counsel, the selection, retention and supervision of investment bankers or other financial advisors or consultants and the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company. Oversight Services also include financial advisory or any other services rendered by Consilium to the Company in connection with any acquisitions and divestitures by the Company or any of its subsidiaries, including, without limitation, the sale of substantially all or any portion of the assets of the Company, whether by a sale of assets, the equity interests of the Company, merger or otherwise, and the acquisition or sale of any subsidiary, division or service area of the Company, or (iii) the public or private sale of debt or equity interests of the Company, or any of its affiliates or any similar financing transactions; (iv) Review and assist the Company in preparing annual budgets for the marketing and sales activities and goals to be achieved annually; and (v) Review Purchase Orders and contractual relationships with distributors throughout the United States and abroad and promote and support the commercial relationship between them and the Company. The Oversight Services shall be referred to herein as the "Services."

3. FEES.

In consideration of the performance of the Services contemplated by Section 2 hereof, the Company agrees to pay to Consilium from time to time Warrants to purchase up to an aggregate of 4,600,000 shares of the Company’s common stock, exercisable at an exercise price of $0.50 per share subject to the terms of such warrants (the "Fee"). The Fee shall be non-refundable.

4. OUT-OF-POCKET EXPENSES.

In addition to the compensation payable to Consilium pursuant to Section 3 hereof, the Company shall, at the direction of Consilium, pay directly, or reimburse Consilium for, its reasonable Out-of-Pocket Expenses up to $500 per submission without approval by Company and amounts in excess thereof with approval by Company not to be unreasonably withheld. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts actually paid by Consilium in cash in connection with its performance of the Services, including, without limitation, reasonable (i) fees and disbursements (including underwriting fees) of any independent auditors, outside legal counsel, consultants, investment bankers, financial advisors and other independent professionals and organizations, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Consilium to the Company of the statement in connection therewith.

4.1 During the term of this Agreement other than with respect to the Company, neither Consilium (nor its principals to wit: Charles Cassel III and Jonathan Binder) shall (A) engage in, acquire an interest in any, or become affiliated as an employee, agent, consultant, partner, director, officer, stockholder, or proprietor with or of any business engaged anywhere in the world in the sale of alcoholic beverages; (B) solicit (except in connection with the business of the Company) or divert any person who is, or has been during the preceding two (2) years, a customer of the Company; (C) influence or attempt to influence any employee or consultant of the Company to terminate his employment or agreement with the Company; nor (D) influence or attempt to influence, any supplier, agent or independent contractor that has a business relationship with the Company, or any customer of the Company, to cease or adversely alter its business relations with the Company;

4.2 Upon termination of this Agreement Consilium shall not, during the one year period beginning on the date of such termination, directly or indirectly, in any capacity, either for himself or on behalf of any other Company, partnership, joint venture, business trust, or other person or entity (A) solicit or divert any person who is, or has been during the preceding two (2) years, a customer of the Company; (B) influence or attempt to influence any employee or consultant of Company to terminate his employment or agreement with the Company; nor (C) influence or attempt to influence any supplier, agent or independent contractor that has a business relationship with the Company or any customer of the Company, to cease or adversely alter its business relations with the Company.

4.3 Consilium acknowledges (i) that during the course of the performance of the Services, Consilium may have access to the Company's Confidential Information (as hereinafter defined), and (ii) that the Company's records, client lists, business prospects, pricing methods and other information are confidential trade secrets and constitute valuable and unique assets of the Company’s business. Consilium covenants and agrees that it will not at any time, during and after the termination of the term of this Agreement, (i) intentionally disclose any Confidential Information, directly or indirectly, to any person, firm, company, partnership, association or other entity, or (ii) otherwise directly or indirectly use or disclose any Confidential Information, except disclosures made to other employees, officers, directors or agents of the Company, which are made for valid business purposes, in connection with the performance by Consilium of its duties and responsibilities hereunder.

4.4 Consilium covenants and agrees that, upon termination of this Agreement, Consilium shall promptly return and surrender to the Company any and all client lists (including address and contact information) and other Confidential Information of the Company which it may have in its possession. As used in this Agreement, the term "Confidential Information" shall mean information which is not generally known to the public at large concerning the business, affairs or properties of the Company and its subsidiaries, associates and affiliates, including, but not limited to, the names of the Company's customers, profit margins, methods of doing business, financial information and reports, strategies or any other information of the Company and its subsidiaries and affiliates.

4.5 It is recognized and hereby acknowledged by the parties hereto that a breach or violation by Consilium of any or all of the covenants and agreements contained in this Section 4 may cause irreparable harm and damage to the Company in a monetary amount which may be virtually impossible to ascertain. As a result, Consilium recognizes and hereby acknowledges and agrees that the Company shall be entitled as its sole and exclusive remedy to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this Section 4 by Consilium, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess hereunder, at law or in equity, including, without limitation, the cessation of payment of any Consulting Fees.

4.6 Solely for purposes of this Section 4, the term “Company” shall include all present and future Affiliates (as hereinafter defined) of the Company. In this Agreement, “Affiliate” with respect to any specified Person shall mean (i) any Person directly or indirectly controlling or under common control with the specified Person; or (iii) any Person directly, indirectly, or beneficially owning or controlling 20% or more of any class of voting securities of, or otherwise having a substantial beneficial interest in, the specified Person.

5. TERM

5.1 This Agreement shall be in force for the period beginning on the effective date of this Agreement and ending on the last expiration date of any warrant issued in connection with this Agreement. Either the Company or Consilium may unilaterally terminate this agreement on thirty (30) days’ notice.

5.2 Upon termination of this Agreement, Consilium shall not be entitled to any further compensation, provided the warrants shall vest upon delivery and unreimbursed out-of-pocket expenses effectively incurred prior to the date of termination.

5.3 Upon termination of this Agreement, Consilium shall not acquire any rights in or to the customers and/or the business of the Company.

6. INDEMNIFICATION.

The Company will indemnify and hold harmless Consilium and its officers, employees, agents, representatives, members and affiliates (each being an "Indemnified Party") from and against any and all losses, costs, expenses, claims, damages and liabilities (the "Liabilities") not caused by the Negligence of Consilium, its officers, employees, agents, representatives, members or affiliates, to which such Indemnified Party may become subject under any applicable law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Services contemplated by this Agreement or the engagement of Consilium pursuant to, and the performance by Consilium of the Services contemplated by, this Agreement. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto, provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Provided that the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent, of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of Consilium. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of Consilium.

7. TERMINATION.

 Either the Company or Consilium may unilaterally terminate this agreement on thirty (30) days’ notice. The provisions of Sections 5 and 8 and otherwise as the context so requires shall survive the termination of this Agreement.

8. OTHER ACTIVITIES.

 Except as provided in Section 4.1 hereof, nothing herein shall in any way preclude Consilium or its officers, employees, agents, representatives, members or affiliates from engaging in any business activities or from performing services for its own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

9. GENERAL.

(a) This Amended and Restated Agreement shall supersede and replace that certain Financial Advisor Agreement, dated as of November 28, 2012 by and between the Company and Consilium. No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; provided, however, that Consilium may, at its sole discretion, assign or transfer its duties or interests hereunder to its affiliates.

(c) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

If to Consilium:	Consilium Investment Management, LLC 3101 N. Federal Hwy., Suite 502 Fort Lauderdale, FL 33316 Attn: Marta Novick

If to Company:	Panache Beverages, Inc.
40 West 23rd Street, 2nd Floor
New York, NY 10010
Attn: Michael G. Romer

(d) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(e) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Florida, without regard to any choice of law principle requiring the application of the law of another jurisdiction. Each of the Parties consent to the jurisdiction of the Eleventh Judicial Circuit for Miami-Dade County, Florida, or of the U.S. District Court for the Southern District of Florida, and agree that the exclusive venue for any action or proceeding arising out of or in connection with this Agreement, and all parties hereby waive the defense of forum non-conveniens. This Agreement shall inure to the benefit of, and be binding upon, Consilium and the Company (including any present or future subsidiaries of the Company that are not signatories hereto), and their respective successors and assigns.

(f) This Agreement may be executed in multiple counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.

(g) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(h) It is agreed that for all purposes that Consilium is, and shall remain, an independent contractor. Consilium understands that he is not an employee of the Company, that the Company is not required to provide him with workers' compensation, and that he is responsible for his own federal and state income, social security, unemployment and disability taxes, and Medicare. Neither this Agreement, nor any act undertaken hereunder may be construed as creating a partnership or joint venture or an employer/employee relationship of any type or nature whatsoever. Consilium shall be responsible for the payment of all federal, state or local income and Medicare taxes on account of any compensation received from the Company.

(i) This Agreement may be executed in any number of counterparts or by the Parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument. For purposes of executing this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or email shall be treated as an original document. The signature of any Party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any such shall be re-executed in original form by the Party who delivered the same by facsimile or email No Party may raise the use of a facsimile machine or email for such delivery as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

ACCEPTED this 15th day of May, 2013, and effective as of November 28, 2012, upon the terms, conditions and requirements stated herein.

Consilium Investment Management, LLC

By:	/s/ CHARLES T. CASSEL, III
Charles T. Cassel, III
Managing Director

By:	Panache Beverages, Inc, a Florida corporation

By:	/s/ JAMES DALE
Name: James Dale
Title: Chief Executive Officer